UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2014

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Leveroni Court, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On July 10, 2014, Ultragenyx Pharmaceutical Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) virtually via the Internet. Stockholders who owned the Company’s common stock at the close of business on May 16, 2014, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 30,059,288 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the four proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 23, 2014.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the Class I director nominee below to the Company’s Board of Directors to hold office until the 2017 Annual Meeting of Stockholders or until his successor is elected.

Class I Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Emil D. Kakkis, M.D., Ph.D.	18,589,833	2,836,852	684,420

Proposal No. 2 – Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions
22,107,166	3,385	554

Proposal No. 3 – Reapproval of the Internal Revenue Code Section 162(m) Provisions of the 2014 Incentive Plan

The Company’s stockholders reapproved the Internal Revenue Code Section 162(m) provisions of the Company’s 2014 Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,129,073	4,296,022	1,590	684,420

Proposal No. 4 – Reapproval of the Internal Revenue Code Section 162(m) Provisions of the Corporate Bonus Plan

The Company’s stockholders reapproved the Internal Revenue Code Section 162(m) provisions of the Company’s Corporate Bonus Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,406,334	18,761	1,590	684,420

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2014	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Senior Vice President, Chief Financial Officer